UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant: ☒   Filed by a Party other than the Registrant: ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CRYO-CELL INTERNATIONAL, INC.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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CRYO-CELL INTERNATIONAL, INC.

700 BROOKER CREEK BOULEVARD

SUITE 1800

OLDSMAR, FLORIDA 34677

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

July 16, 2007

To the Stockholders of Cryo-Cell International, Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of Cryo-Cell International, Inc. (the “Company”) will be held on July 16, 2007, at 11:00 A.M. local time, at the Hilton Garden Inn, 4052 Tampa Road, Oldsmar, Florida 34677. The meeting is called for the following purposes:

1.	To elect a board of six directors.

2.	To ratify the appointment of Grant Thornton LLP as the independent registered public accountants of the Company and its subsidiaries for the fiscal year ending November 30, 2007.

3.	To consider a stockholder proposal, if the proposal is properly presented at the meeting, urging the Board of Directors to adopt procedures permitting certain stockholder nominations for election to the Board.

4.	To consider and take action upon such other matters as may properly come before the meeting or any adjournments thereof.

The close of business on May 23, 2007, has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

A proxy for the meeting is enclosed with this Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement. You are requested to complete and return the accompanying WHITE proxy card, which is solicited by the Company’s board of directors, in the enclosed envelope, or vote via the Internet or telephone, to be sure that your shares will be represented and voted at the annual meeting. The enclosed WHITE proxy card contains instructions on voting via the Internet or telephone or, if your shares are registered in the name of a broker or bank, your broker or bank will provide instructions, including as to voting over the Internet or by telephone.

It is important that your shares are represented at the Annual Meeting, regardless of the number of shares you hold or whether you plan to attend the meeting in person. I urge you to read the accompanying Proxy Statement and vote your shares as soon as possible.

By Order of the Board of Directors,

Mercedes Walton
Chairman and Chief Executive Officer

Dated: June 8, 2007

CRYO-CELL INTERNATIONAL, INC.

PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Cryo-Cell International, Inc. (the “Company”) in connection with the 2007 Annual Meeting of Stockholders and any adjournments thereof. The meeting will be held at the Hilton Garden Inn, 4052 Tampa Road, Oldsmar, Florida 34677, on July 16, 2007, at 11:00 A.M. local time.

The meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the Notice of Annual Meeting are being provided to stockholders beginning on or about June 8, 2007. The Company, a Delaware corporation, has its principal executive offices at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.

Solicitation of Proxies

The Company will bear the cost of preparing, assembling and mailing this Proxy Statement, the accompanying proxy, our Annual Report on Form 10-KSB and other materials which may be sent to our stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will upon request be reimbursed by the Company for their expenses in doing so. Proxies are being solicited personally, by mail, telephone, telegram or special letter. The Company has retained the services of Georgeson Inc. (“Georgeson”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Georgeson may solicit proxies by personal interview, mail, telephone and electronic communications. The Company estimates that it will pay Georgeson its customary fee, estimated to be approximately $12,000, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. In addition, we expect to pay additional fees to Georgeson ranging from $30,000 to $48,000 in the event that the Portney Group solicits proxies for the slate of director nominees at the meeting, as described herein on page 4 and 5 under the caption “Election of Directors—Advance Notice of Stockholder Nominees.”

Other than as set forth above, our board of directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. Nevertheless, if other matters do come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

Stockholders Entitled to Vote

Only holders of record of our shares of common stock at the close of business on May 23, 2007 are entitled to notice of and to vote at the meeting and at any adjournments or postponements of the meeting. Each share entitles its holder to one vote on each matter presented at the meeting. The holders of one-third of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date, there were 11,669,629 shares outstanding.

Vote Required

Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, votes cast “For,” “Against” or “Abstain” are included. Abstentions are counted as votes cast against any matter and will be counted for purposes of determining whether a quorum is present at the meeting.

If your shares are held in the name of a bank, broker or other holder of record (commonly referred to as “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Shares held by brokers who do not have discretionary authority to vote on a particular matter and who have not received voting instructions from their customers (broker non-votes) are not counted or deemed to be present or represented for purposes of determining whether stockholders have approved that matter, but are counted as present for purposes of determining the existence of a quorum at the meeting.

Proxy Revocability

Any proxy given pursuant to this solicitation is revocable at any time prior to the voting at the meeting by (1) delivering written notice to the Secretary of the Company, (2) submitting a subsequently dated proxy, or (3) attending the annual meeting, withdrawing the proxy, and voting in person.

Meeting Attendance

You may vote shares you hold directly in your name as the stockholder of record in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

If you hold your shares in street name, you must obtain a signed proxy form (referred to as a “legal proxy”) from the record holder in order to vote these shares in person at the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The number of directors to be elected at the annual meeting is six. Each of the nominees named below is currently a director of the Company and each was elected at the Company’s previous annual meeting of stockholders, except for Andrew J. Filipowski who is standing for election for the first time. If elected, each of the six director-nominees will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or as otherwise provided by the Company’s bylaws or by Delaware law. On May 25, 2007, conditioned upon reaching an agreement with Mr. Filipowski to nominate him to the board, the board of directors changed the size of the board to six directors, effective as of the date of the annual meeting. Such an agreement was signed on June 4, 2007. See “Certain Transactions.”

It is intended that the shares represented by the enclosed proxy will be voted for the election of these six nominees (unless such authority is withheld by a stockholder) as described herein. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the board of directors or for the balance of the nominees, in which case the size of the board would be reduced accordingly. The board has no reason to believe that any of the nominees will be unwilling or unable to serve if elected.

The name, age, principal occupation and other information concerning each current nominee for election as a director are set forth below:

Mercedes Walton, 53, Chairman of the Board.    Ms. Walton has served as a director of the Company since October 2000, as Chairman since June 2002, as Interim Chief Executive Officer from April 2003 through August 2005 and as the Chief Executive Officer since September 2005. She was CEO of Ralston Hill Consulting LLC, a business development and strategic technology consulting practice, from March 2000 until August 2005. Ralston Hill Consulting specializes in the design and deployment of technology commercialization strategies. From January 2001 to September 2001, Ms. Walton was employed as the President and Chief Operating Officer of Applied Digital Solutions, Inc., a provider of e-business solutions. Ms. Walton was employed by AT&T from 1976 to 2000. She served as AT&T’s Vice President-Corporate Strategy and Business Development from January 1999 to March 2000, and as its Business Development Vice President-Corporate Strategy from March 1996 to December 1998. Ms. Walton’s educational achievements include a Bachelor of Arts degree from Smith College, and Masters degrees from both Harvard University and Massachusetts Institute of Technology.

Gaby W. Goubran, 65.    Mr. Goubran has served as a director since June 2002. Mr. Goubran is currently Managing Director of International Business Developments, Ltd., an international consulting firm providing business development services to multinational companies in diverse industries. Mr. Goubran founded International Business Developments in 1983 and has been active in the company since that time. Mr. Goubran’s educational achievements include a Bachelor of Science degree from Alexandria University, Egypt and a Masters degree from Babson College.

Jagdish Sheth, Ph.D., 68.    Dr. Sheth has served as a director since October 2002. Dr. Sheth is currently the Charles H. Kellstadt Professor of Marketing at Emory University’s Goizueta Business School, where he founded the Center for Relationship Management. Dr. Sheth has published 12 books and over 200 articles in different areas of marketing and business strategy. Dr. Sheth is a frequent consultant to Fortune 500 companies, has held chairs at the University of Southern California and the University of Illinois, and served on the faculties of Columbia and MIT. Dr. Sheth also serves on the board of directors of Wipro Limited, and Shasun Chemicals and Drugs Ltd.

Anthony P. Finch, 56.    Mr. Finch has served as a director since March 2003. Mr. Finch is currently Chief Scientific Officer of the Irish National Blood Centre and National Tissue Typing Reference Laboratory. There, Mr. Finch is responsible for the direction, management, organization, integration and restructuring of the national laboratories and their ancillary services to comply with the highest pharmaceutical standards. Mr. Finch has over

25 years of experience in cell separation and cryopreservation of cellular products, with over 12 years of experience in cord blood processing. In 1993, Mr. Finch pioneered the fractionation and isolation of cord blood stem cells for small volume cryogenic storage and has developed large scale processing in line with current Good Manufacturing Practice. He has established several cord blood stem cell banks in the United States, Europe and Asia. Among numerous professional affiliations, Mr. Finch is a Fellow of both the Academy of Medical Laboratory Sciences and Institute of Biomedical Sciences, and is a member of the Cord Blood Stem Cell International Society.

Scott Christian, 52.    Mr. Christian has served as a director since April 2003. Mr. Christian was the Vice President and General Manager of Black Box Voice Services from January 2005 until November 2006. He served as President and Chief Executive Officer of Norstan, Inc. from February 2004 until January 25, 2005, when Norstan was acquired by Black Box Corporation, and as a member of Norstan’s Board of Directors from March 2004 until January 25, 2005. Previously, he had been Executive Vice President and Chief Financial Officer of Norstan since January 2001. Prior to its acquisition, Norstan was one of the largest independent communications solutions and services companies serving enterprise customers in North America, with revenues exceeding $200 million. Mr. Christian served as Senior Vice President of Finance of Ceridian Corporation from April 1999 to October 2000. From April 1981 to February 1999, Mr. Christian was employed by Automatic Data Processing in a variety of capacities, including Chief Financial Officer for the Electronic Services Division from 1995 to 1999. Mr. Christian has 27 years of experience in financial management. Mr. Christian’s educational achievements include a Bachelor of Arts degree from the University of Dayton, and a Master’s degree from Pepperdine University.

Andrew J. Filipowski, 57. Mr. Filipowski has been nominated by the board of directors to stand for election as a director at the annual meeting. Since May 2003, Mr. Filipowski has been the Chairman and Chief Executive Officer of SilkRoad Equity, LLC, a private investment firm. Mr. Filipowski served as the Chairman and Chief Executive Officer of divine, inc., previously known as divine interventures, inc., an Internet services and enterprise software company, from 1999 until May 2003. In February 2003, divine, inc. filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code. Prior to 1999, Mr. Filipowski was the Founder, Chairman and Chief Executive Officer of PLATINUM technology, inc., a worldwide provider of enterprise systems software and services, which was sold to Computer Associates International, Inc. in 1999. Mr. Filipowski was nominated to the board of directors pursuant to an agreement between the Company and Mr. Filipowski and other persons. See “Certain Transactions”.

The six director nominees receiving the greatest number of votes at the annual meeting (in person or by proxy) will be elected directors, assuming a quorum is present at the meeting. Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received for the election of each nominee named above.

Advance Notice of Stockholder Nominees

David I. Portnoy, Mark Louis Portnoy and Scott Douglas Martin and certain other participants (the “Portnoy Group”) on May 30, 2007 filed with the Commission a preliminary proxy statement for the stated purpose of soliciting proxies at the annual meeting in favor of a slate of directors consisting of David I. Portnoy, Mark Louis Portnoy, Craig E. Fleischman, M.D., Harold David Berger and Scott Douglas Martin. Other members of the Portnoy Group named in the preliminary proxy statement are PartnerCommunity, Inc., a Delaware corporation, Visual Investment Corp., a Delaware corporation, Jamie H. Zidell, Mayim Investment Limited Partnership, a Delaware limited partnership, David Ruttenberg, Lynne Portnoy, Gilbert Portnoy, Capital Asset Fund Limited Partnership, a Delaware limited partnership, George Gaines and Steven Berkowitz. The preliminary proxy statement reported that the Portnoy Group beneficially owns in the aggregate 1,546,969 shares of our common stock as of the record date. David I. Portnoy, a member of the Portnoy Group and one of the nominees proposed by the Portnoy Group, also submitted the stockholder proposal described on pages 18 through 20 of this Proxy Statement as Proposal Three, and has indicated that he intends to solicit proxies in favor of that proposal. If the

Soliciting Parties proceed to solicit proxies, our board of directors recommends that you NOT return their gold proxy card or otherwise vote as recommended by such Soliciting Parties.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF MERCEDES WALTON, GABY W. GOUBRAN, JAGDISH SHETH, ANTHONY P. FINCH, SCOTT CHRISTIAN AND ANDREW J. FILIPOWSKI BY EXECUTING AND RETURNING THE WHITE PROXY CARD OR VOTING BY ONE OF THE OTHER WAYS INDICATED THEREON. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

Other Executive Officers

Biographical information regarding the Company’s executive officers who are not currently serving as directors of the Company is set forth below:

Jill Taymans, 37, Vice President, Finance.    Ms. Taymans joined the Company in April 1997 serving initially as Controller and was appointed Chief Financial Officer in May 1998. Ms. Taymans graduated from the University of Maryland in 1991 with a BS in Accounting. She has worked in the accounting industry for over 15 years in both the public and private sectors. Prior to joining the Company, she served for three years as Controller for a telecommunications company in Baltimore, Maryland.

Robert Doll, 36, Vice President of Marketing and Sales & Service.    Mr. Doll joined the Company in January 2007 as Vice President of Professional Marketing and Sales and has served as Vice President of Marketing and Sales & Service since April 2007. Before joining the Company, he had been Chief Operating Officer of NovaVision, Inc., a medical device company, since 2003. He has more than fourteen years of professional healthcare and consumer marketing experience, including a number of senior positions in companies such as AmeriPath and Gambro, where he took a leading role in strategic partnership development, acquisition integration and sales. Before joining NovaVision Mr. Doll was Vice President of Sales for JTech Communications and Vice President of Sales & Marketing for Dermdex, a healthcare company. Mr. Doll holds a bachelor’s degree in marketing from the University of Tampa.

Julie Allickson, Ph.D., 44, Vice President of Laboratory Operations and R&D.    Ms. Allickson joined the Company in 2004 as Technical Director of Laboratory Operations and has served as the Company’s Vice President of Laboratory Operations and R&D since April 2007. Dr. Allickson also has served as a member of the Cryo-Cell Medical Scientific Advisory Board since October 2006. Prior to joining the Company, she worked for the University of Miami—School of Medicine, Diabetes Research Institute since 2000 as the Laboratory Manager of the cGMP Cell Processing Facility where she had responsibility for cell processing operations, laboratory design and implementation and regulatory affairs. Prior to that time, she worked for the American Red Cross since 1989, managing the Hematopoietic Cell Processing and Platelet Serology Laboratory. Dr. Allickson has 20 years of laboratory experience and 17 years in Cellular Therapy Processing. She was one of the founding members of the International Society of Cellular Therapy in 1992, has been a member of the American Association of Blood Banks (AABB) for 17 years and is a member of the AABB Standards Committee for Cell Therapy Product Services.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of the board of directors. Currently, five directors sit on the board of directors, but a total of six directors will be elected at the annual meeting. Each director is elected to hold office for a period of one year or until his or her successors are elected. The Company expects its directors to attend the annual meetings of stockholders, if possible. All directors attended last year’s annual meeting.

The board of directors held seven meetings in fiscal 2006, and each of the directors then in office attended at least 75% of the regularly scheduled meetings of the board and the committees of the board of which the director was a member. The committees established by the board of directors include the following:

Audit Committee

The current members of the audit committee are Mr. Christian (Chairman) and Mr. Finch. The audit committee is comprised entirely of non-employee, independent members of the board of directors and operates under a written charter adopted by the board of directors which was attached to our Proxy Statement for our 2006 annual meeting of stockholders. The charter sets out the responsibilities, authority and specific duties of the audit committee. In addition, the charter specifies the structure and membership requirements of the committee, as well as the relationship of the audit committee to the independent auditors and management of the Company.

The audit committee assists the board of directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management’s policies and procedures. In performing these functions, the audit committee meets periodically with the independent auditors and management to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the audit committee recommends the independent auditors for appointment by the board of directors. The audit committee met five times during the last fiscal year. The members of the audit committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934.

The board of directors has determined that each of the audit committee members is able to read and understand fundamental financial statements. In addition, the board of directors has determined that at least one member of the audit committee, Mr. Christian, is an “audit committee financial expert” as that term is defined in Item 401(e)(2) of Regulation S-B promulgated under the Securities and Exchange Act of 1934. Mr. Christian’s relevant experience includes his prior service as the Chief Financial Officer of Norstan, Inc., his past experience as Senior Vice President of Finance of Ceridian Corporation, and his experience as Chief Financial Officer of the Electronic Services Division of Automatic Data Processing, Inc. In addition, Mr. Christian has an MBA degree from Pepperdine University.

Compensation Committee

The current members of the compensation committee are Mr. Sheth (Chairman), Mr. Goubran and Mr. Christian. The primary function of the compensation committee is to review the Company’s compensation philosophy and policy, which determines management and executive compensation benefits. The compensation committee is also responsible for the administration of the Company’s stock option plans and is the approving authority for management recommendations with respect to option grants. During the last fiscal year there were three meetings of the compensation committee.

Compensation Philosophy.    The compensation committee’s executive compensation policies are designed to provide competitive levels of compensation that integrate pay with our annual objectives and long-term goals, align the long-term interests of management with those of the Company’s shareholders, reward for achieving company performance objectives, recognize individual initiative and achievements, and assist us in attracting and retaining highly qualified, experienced executives. There are three primary elements in our executive compensation program: base salary compensation, cash bonus and stock options.

Base salary compensation is based on the potential impact the individual may have on the company, the skills and experience required by the job, comparisons with comparable companies and the performance and potential of the incumbent in the job.

Cash bonuses are designed to provide annual incentive compensation tied by a formula to the Company’s financial performance and personal objectives. Performance targets are established at the beginning of each fiscal year by the compensation committee, and bonuses are paid following the end of the fiscal year based on the Company’s performance relative to the targets and the executives’ individual performance.

Stock options are granted annually to executive officers of the Company in order to maintain competitive pay packages and to align management’s long-term interests with those of shareholders. The compensation committee approves stock option grants to executives and key personnel. Awards vest and options become exercisable based upon criteria established by the compensation committee.

Executive compensation is set at levels that the compensation committee believes to be competitive with those offered by employers of comparable size, growth and profitability in the Company’s industry and in general industry. In establishing the levels of the various compensation elements, the compensation committee has from time to time used the services of compensation consultants.

Governance Committee and Nominating Process

The current members of the governance committee are Mr. Goubran (Chairman), Dr. Sheth and Mr. Finch. The primary focus of the governance committee is on the broad range of issues surrounding the composition and operation of the Company’s board of directors. The committee provides assistance to the board of directors in the areas of membership selection, committee selection and rotation practices, evaluation of the overall effectiveness of the board of directors, and review and consideration of developments in corporate governance practices. The committee’s goal is to assure that the composition, practices and operation of the board of directors contribute to value creation and effective representation of the Company’s stockholders.

The governance committee performs similar functions to a nominating committee for the Company as described above. The governance committee has adopted a charter which was attached to our Proxy Statement for the 2005 annual meeting of stockholders. The charter does not, however, cover the procedures for director-nominations made by our board of directors. During the last fiscal year there was one meeting of the governance committee. The members of the governance committee are independent, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards.

The governance committee will consider director-nominees submitted by stockholders. Any stockholder recommendation should be submitted in writing to the Company in care of the Corporate Secretary at 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677, along with the written consent of such nominee to serve as a director if so elected. Any such recommendation by a stockholder shall be referred to the governance committee, and the governance committee, in consultation with the Company’s Chief Executive Officer, will review the nomination in accordance with the Company’s certificate of incorporation, bylaws and applicable laws and regulations. The governance committee considers general business experience, industry experience, track record as a director of other companies, probable tenure if elected and other factors as relevant in evaluating director-nominees.

The governance committee’s process for reviewing nominees is as follows. When a directorship becomes vacant, or the board otherwise determines that an individual should be recruited for possible nomination to the board, the governance committee, in consultation with the Company’s Chief Executive Officer, will prepare a profile of a candidate expected to provide the most meaningful contribution to the board as a whole. The governance committee (or a subcommittee designated by the governance committee) will normally consider all of the following: (a) the candidate’s skills, experience and other relevant biographical information, (b) the candidate’s general interest in serving a public corporation, (c) the candidate’s ability to attend board and committee meetings, and (d) any potential concerns regarding independence or conflicts of interest. Following the initial screening, if the governance committee approves a candidate for further review, the governance committee will establish an interview process for the candidate. It is expected that at least a majority of the members of the governance committee, along with the Company’s Chief Executive Officer, would interview each candidate. At the same time, the governance committee, assisted by the Company’s legal counsel, will conduct a comprehensive conflicts-of-interest assessment for the candidate. The governance committee will then consider reports of the interviews and the conflicts-of-interest assessment and determine whether to recommend the candidate to the full board of directors. A subcommittee of the governance committee, management representatives designated by the governance committee or a search firm selected by the governance committee may assist the process. Any nominee recommended by a stockholder would be subject to the same process.

According to the Company’s bylaws, only persons nominated in accordance with the following procedures shall be eligible for election by stockholders as directors. Nominations of persons for election as directors at a meeting of stockholders called for the purpose of electing directors may be made by or at the direction of the board of directors or by any stockholder in the manner described below. For a nomination to be properly made by a stockholder, the stockholder must give written notice to the Company’s corporate Secretary so as to be received at the principal executive offices of the Company not less than 90 days and no less than 60 days before the first anniversary date on which the Company mailed its proxy materials for the preceding year’s annual meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received no later than the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure of the date of such meeting is first made. The public disclosure of an adjournment of an annual meeting will not commence a new time period for the giving of a timely stockholder notice. Each such notice shall set forth:

•	the name and address, as they appear on the Company’s books, of the stockholder giving the notice and of the beneficial owner, if any, on whose behalf the nomination is made;

•

a representation that the stockholder giving the notice is a holder of record of stock of the Company entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;

•

the class and number of shares of stock of the Company owned beneficially and of record by the stockholder giving the notice and by the beneficial owner, if any, on whose behalf the nomination is made;

•

a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) the beneficial owner on whose behalf the notice is given, (C) each nominee, and (D) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;

•

such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the board of directors;

•	the signed consent of each nominee to serve as a director of the Company if so elected;

•

whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of the Company entitled to vote required to elect such nominee or nominees; and

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice.

Directors’ Fees

Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. On March 28, 2006, the compensation committee approved changes in the compensation of non-employee directors, effective on June 28, 2006. Each director receives an annual stock option grant in the amount of 7,500 shares on the date of the annual stockholders meeting in each year. The number of options granted to new directors are 20,000 shares per person. Non-employee directors are paid an annual retainer in the amount of $12,000. Non-employee directors are paid an attendance fee of $3,000 for each board meeting and $1,000 for each committee meeting and are reimbursed for their reasonable expenses incurred in attending the meeting. The fee for participation in a board or committee meeting held by telephone conference call and lasting at least one hour is $1,000.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company believes that during fiscal year 2006 all reports for the Company’s officers and directors that were required to be filed under Section 16 of the Securities and Exchange Act of 1934 were timely filed, except for the following: With respect to options granted in June 2006, all directors of the Company filed their Forms 4 on an untimely basis.

Ability of Stockholders to Communicate with the Board of Directors

The Company’s board of directors has established several means for our stockholders and others to communicate with the board of directors. If a stockholder has a concern regarding the Company’s financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Company’s audit committee, in care of the corporate Secretary, at the Company’s headquarters address. If the concern relates to the Company’s governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chairman of the Board, in care of the corporate Secretary, at the Company’s headquarters address. All stockholder communications will be sent to the applicable director(s).

INDEPENDENT AUDITOR MATTERS

On June 28, 2006, the Company’s stockholders ratified the appointment of Grant Thornton LLP to serve as the Company’s independent auditors, effective for the year ending November 30, 2006.

Fees to Independent Auditors

The following table presents fees for professional audit services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended November 30, 2006 and November 30, 2005 and fees billed for other services rendered by Grant Thornton during these periods.

	2006	2005
Audit Fees	$192,000	$195,000
Tax Fees	41,000	69,000
Other	117,000	—
Total	$350,000	$264,000

Audit Fees

Audit fees consisted of the aggregate fees billed by our independent auditors for professional services rendered for the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-KSB for the years ended November 30, 2006 and November 30, 2005.

Tax Fees

Tax fees consisted of the aggregate fees billed by our independent auditors for professional services rendered for tax compliance, tax advice and tax planning for the years ended November 30, 2006 and November 30, 2005.

The policy of the Company’s audit committee is to review and pre-approve both audit and non-audit services to be provided by the independent auditors (other than with de minimis exceptions permitted by the Sarbanes-Oxley Act of 2002). This duty may be delegated to one or more designated members of the audit committee with any such approval reported to the committee at its next regularly scheduled meeting. Approximately 100% of the fees described above under the captions “Audit-Related Fees” and “Tax Fees” and paid to Grant Thornton were pre-approved by the audit committee.

No services in connection with appraisal or valuation services, fairness opinions or contribution-in-kind reports were rendered by Grant Thornton. Furthermore, no work of Grant Thornton with respect to its services rendered to the Company was performed by anyone other than Grant Thornton.

REPORT OF THE AUDIT COMMITTEE

The audit committee reports to and acts on behalf of the board of directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company’s management is responsible for preparing the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by the Company’s management and the independent auditors.

In this context, the committee has met and held discussions with management and the independent auditors. Management represented to the committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

The committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the independent auditors provided to the audit committee the written disclosures required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees), and the committee and the independent auditors have discussed the auditors independence from the Company and its management, including the matters in those written disclosures. The committee has discussed with the Company’s independent auditors, with and without management present, their evaluation of the Company’s internal accounting controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions with management and the independent auditors referred above, the audit committee recommended to the board of directors and the board of directors approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year ended November 30, 2006, for filing with the Securities and Exchange Commission. The audit committee also recommended to the board of directors, and the board of directors approved the selection of the Company’s independent auditors.

Scott Christian (Chairman)

Anthony Finch

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of the record date by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of our common stock, (ii) each director and nominee of the Company, (iii) all of the persons named in the Summary Compensation Table, and (iv) all current directors, nominees and executive officers of the Company as a group. Except as otherwise indicated below, each of the stockholders named in the table has sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class (1)
Directors, nominees and executive officers:
Mercedes Walton (2)	868,275	6.93%
Gaby Goubran (3)	79,125	*
Jagdish Sheth (4)	96,250	*
Anthony Finch (5)	123,250	*
Scott Christian (6)	76,250	*
Andrew J. Filipowski (7)	731,250	6.27%
Gerald F. Maass (8)	151,192	*
Jill M. Taymans (9)	160,641	*
Julie G. Allickson (10)	16,408	*
Rob Doll	—	—
Other beneficial owners:
Portnoy Group (11)	1,546,969	13.26%
Group consisting of Andrew J. Filipowski, the Andrew J. Filipowski Revocable Trust and Matthew G. Roszak (7)	731,250	6.27%
Lewis Asset Management (12)	827,863	7.09%
All current executive officers, directors and nominees as a group (9 persons) (13)	2,151,449	16.61%

*	Less than 1%.

(1)	Pursuant to applicable SEC rules, the percentage of voting stock for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholders as of the record date by (ii) the sum of (a) the number of shares of common stock outstanding as of the record date plus (b) the number of shares issuable upon exercise of options (which are shares that are not voting until exercised) held by such stockholder which were exercisable as of the record date or will become exercisable within 60 days after the record date. Unless otherwise indicated, the address of each person in the table is 700 Brooker Creek Boulevard, Suite 1800, Oldsmar, Florida 34677.
(2)	Includes 828,250 shares subject to options exercisable as of the record date.
(3)	Includes 76,250 shares subject to options exercisable as of the record date.
(4)	Includes 76,250 shares subject to options exercisable as of the record date.
(5)	Includes 18,750 shares subject to options exercisable as of the record date.
(6)	Includes 76,250 shares subject to options exercisable as of the record date.
(7)	Beneficial ownership of Mr. Filipowski and the group consists of 505,000 shares of common stock held directly by Mr. Filipowski, as to which he has the sole power to vote and dispose or direct the disposition, 166,250 shares of common stock held by Andrew J. Filipowski Revocable Trust, as to which the trust has the sole power to vote and dispose or direct the disposition, and 60,000 shares of common stock held by Mr. Roszak, as to which Mr. Roszak has the sole power to vote and dispose or direct the disposition. The address for each of these shareholders is c/o Silkroad Equities LLC, 111 N. Chestnut Street, Suite 200, Winston-Salem, NC 27101. In an Agreement with the Company, each of these shareholders agreed to vote his or its shares in favor of management’s slate of directors. See “Certain Transactions.”

(8)	Includes 90,192 shares subject to options exercisable as of the record date. Mr. Maass resigned from his position as the Company’s Executive Vice President on March 29, 2007.
(9)	Includes 158,641 shares subject to options exercisable as of the record date.
(10)	Includes 16,408 shares subject to options exercisable as of the record date.
(11)	In their preliminary proxy materials filed on May 30, 2007 (the “Portnoy Materials”), the Portnoy Group expressly affirmed their membership in the group. Mr. Portnoy may be deemed the beneficial owner of 814,354 shares of common stock, which number includes (i) 203,957 shares of common stock held directly by Mr. Portnoy, as to which he has the sole power to vote and dispose or direct the disposition; (ii) 53,850 shares of common stock held by Visual Investment Corp. (“VIC”), as to which Mr. Portnoy may be deemed the beneficial owner as the sole officer and director of VIC; (iii) 90,787 shares of common stock held by PartnerCommunity, Inc. (“PCI”), as to which Mr. Portnoy may be deemed the beneficial owner as chairman of the board and one of three directors of PCI; (iv) 174,430 shares of common stock held by Mr. Zidell, as to which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment (but not voting) discretion over such shares in accordance with the agreement between Mr. Portnoy and Mr. Zidell; (v) 152,957 shares of common stock held by Mayim Investment Limited Partnership, as to which Mr. Portnoy may be deemed the beneficial owner as the managing member of Mayim LLC; (vi) 119,080 shares of common stock held by the Crilley Court Trust, whose beneficiary is Mr. Ruttenberg, as to which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment (but not voting) discretion over such shares in accordance with an agreement between Mr. Portnoy and Mr. Ruttenberg; (vii) 16,150 shares of common stock held by Lynne Portnoy, as to which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment and voting discretion over such shares in accordance with the agreement between Ms. Portnoy and Mr. Portnoy, and an additional 3,000 shares owned by Lynne Portnoy jointly with Mr. Gilbert Portnoy; and (viii) 143 shares of common stock held by Mr. Gilbert Portnoy, as to which Mr. Portnoy may be deemed the beneficial owner as a result of exercising investment and voting discretion over such shares in accordance with the agreement between Mr. Gilbert Portnoy and Mr. David Portnoy. Other members of the group beneficially own the following numbers of shares, including sole power to vote and dispose or direct the disposition: Mark L. Portnoy, 117,515 shares; Capital Asset Fund Limited Partnership, 40,000 shares; George Gains, 200,000 shares; Scott D. Martin, 216,000 shares; Steven Berkowitz, 150,000 shares; and Craig Fleishman, 9,100 shares. Beneficial ownership information is supplied per the Portnoy Materials as of the record date. The address for Mr. Portnoy, as set forth in the Portnoy Materials, is c/o Focus Financial Group, 52 Camden Drive, Bal Harbour, FL 33154.
(12)	Lewis Asset Management may be deemed the beneficial owner of 827,863 shares of common stock in which there is shared voting and dispositive power. Beneficial ownership information is supplied per the Schedule 13G filed with the Securities and Exchange Commission on February 15, 2007.
(13)	Includes 1,284,824 shares subject to options exercisable as of the record date.

Equity Compensation Plan Information as of November 30, 2006

Equity Compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Cryo-Cell International 2000 Stock Incentive Plan	1,919,893	$2.32	64,658
Cryo-Cell International, Inc. 2006 Stock Incentive Plan	—	—	1,000,000
Total	1,919,893	$2.32	1,064,658

COMPENSATION OF EXECUTIVE OFFICERS

Set forth below is a Summary Compensation Table relating to the compensation earned by the Chief Executive Officer and each of the persons who qualified as named executive officers under Item 402(a)(2) of Regulation S-B, for the fiscal years ended November 30, 2006, 2005 and 2004.

Summary Compensation Table

	Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Salary			Bonus		Restricted Stock Awards ($)	Securities Underlying Options
Mercedes Walton Chairman, Chief Executive Officer	2006 2005 2004	$ $ $	349,250 307,500 212,500	(1) (2)	$ $ $	35,400 66,000 82,600	— — —	102,076 428,250 —

Gerald F. Maass (3) Executive Vice President	2006 2005 2004	$ $ $	173,262 164,074 144,877		$ $ $	13,200 25,000 36,000	— — —	29,548 57,125 —

Jill M. Taymans Vice President, Finance, Chief Financial Officer	2006 2005 2004	$ $ $	164,042 155,343 117,275		$ $ $	12,500 24,000 34,000	— — —	29,548 57,125 —

(1)	Includes $112,500 in Chairman of the Board fees, and $112,500 in fees paid to Ms. Walton for her role as Interim Chief Executive Officer through August 31, 2005. Also includes $82,500 in salary received by Ms. Walton from September 1, 2005 through November 30, 2005.
(2)	Includes $87,500 in Chairman of the Board fees paid through June 30, 2004 and $125,000 in fees paid for Ms. Walton’s combined role as Chairman of the Board and Interim Chief Executive Officer from July 1, 2004 through November 30, 2004. Ms. Walton did not receive cash compensation for her role as Interim Chief Executive Officer from April 2003 through June 2004.
(3)	Mr. Maass resigned from his position as the Company’s Executive Vice President on March 29, 2007.

Option Grants in Last Fiscal Year

The following table sets forth certain information regarding option grants made during fiscal 2006 to the individuals named in the Summary Compensation Table.

Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/share)	Expiration Date
Mercedes Walton	102,076	(1)	28%	3.34	April 4, 2013

Gerald Maass (2)	29,548	(1)	8%	3.34	April 4, 2013

Jill Taymans	29,548	(1)	8%	3.34	April 4, 2013

(1)	Such options each become exercisable ratably over a three-year period beginning April 4, 2007.
(2)	Mr. Maass resigned his position as the Company’s Executive Vice President on March 29, 2007.

Aggregated Option Exercises in Last Fiscal Year

The following table sets forth certain information regarding options to purchase shares of common stock held as of November 30, 2006 by each of the Named Executive Officers.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options At Fiscal Year-End Exercisable / Unexercisable ($) (1)
Mercedes Walton	0	0	828,250/102,076	$377,000/$0
Gerald Maass (2)	0	0	148,525/29,548	$24,300/$0
Jill Taymans	0	0	163,125/29,548	$54,000/$0

(1)	Based upon the closing price of $2.55 at November 30, 2006.
(2)	Mr. Maass resigned his position as the Company’s Executive Vice President on March 29, 2007.

Employment Agreements

On August 15, 2005, the Company entered into a three-year employment agreement (the “Employment Agreement”) with Mercedes Walton, the Company’s Chairman of the Board and former interim Chief Executive Officer, to become the Chairman of the Board and Chief Executive Officer (on a non-interim basis) effective as of September 1, 2005 (the “Commencement Date”). Effective on the Commencement Date, Ms. Walton received a base salary of $330,000 per year, subject to 4%-10% increases that will become effective on February 1, 2006, 2007 and 2008 depending on whether corporate performance meets certain incentive standards established from time to time by the compensation committee of the Company’s board of directors. The three-year term of the Employment Agreement will be automatically extended for additional one-year periods unless, at least 90 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement.

In addition to base salary, the Employment Agreement provides that Ms. Walton is eligible for annual lump-sum bonuses, at the discretion of the Company’s board of directors, available to senior executive officers. Specifically, Ms. Walton will be eligible to receive annual bonuses in amounts of 20%, 40% or 60% of her then-current base salary depending on whether corporate performance meets certain incentive standards established from time to time by the compensation committee of the Company’s board of directors. Ms. Walton is also eligible for long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined the compensation committee of the Company’s board of directors.

In the event the Employment Agreement is terminated upon Ms. Walton’s death (without any then-existing default in her performance), then Ms. Walton’s estate or a designated beneficiary will be entitled to receive Ms. Walton’s base salary for a 12-month period thereafter. In the event the Company terminates the Employment Agreement without cause (or delivers a notice of non-renewal of the Employment Agreement), she will be entitled to receive a lump sum equal to 12 months of her then-current base salary plus an amount equal to the pro rata portion of her annual bonus for the year of termination (based on the proportion of the year during which she was employed and the pro rata results for such year). If Ms. Walton terminates the Employment Agreement for “Good Reason” (as defined in the Employment Agreement), she will be entitled to continue receiving her then-current base salary for a 12-month period plus an amount equal to her annual bonus paid for the year prior to termination.

In the event of a termination of Ms. Walton’s employment upon a Change in Control or within two years thereafter (or prior to the Change in Control if the termination was related to the Change in Control), if the termination was initiated by the Company without cause or by Ms. Walton for any reason, Ms. Walton will be entitled to receive the following: (i) compensation in an amount equal to two times the sum of (A) 12 months of base salary as in effect on the termination date or, if greater, base salary in effect immediately prior to the Change in Control, plus (B) the average of the actual bonus payments made to Ms. Walton for the most recent two years; (ii) a pro rata portion of the annual bonus for the year in which termination occurs (based on the proportion of the year during which she was employed and the pro rata results for such year; (ii) continued benefits and perquisites for a period of two years; (iii) reimbursement for reasonable legal fees and expenses incurred in connection with the termination; and (iv) the vesting of all shares of restricted stock, long-term performance stock option awards, other stock-appreciation rights and stock options. If the present value of the payments to Ms. Walton in connection with a Change in Control are greater than the product of three times Ms. Walton’s then-current base amount (under applicable tax regulations) as of the termination date (the “Parachute Limit”) but not greater than 105% of the Parachute Limit, then the Employment Agreement limits the present value of the total amount of such payments to one dollar less than the Parachute Limit. If the present value of the payments to Ms. Walton in connection with a Change in Control are greater than 105% of the Parachute Limit, the Company has agreed to pay to Ms. Walton an additional amount as a “gross-up payment” to pay any applicable excise taxes.

The Employment Agreement also provides that the Company will provide certain other benefits, including continued participation in all applicable Company benefit plans, payment of reasonable business expenses, and financial planning and legal expenses incurred in connection with the negotiation and execution of the Employment Agreement.

In the Employment Agreement, Ms. Walton has agreed not to compete with the Company or solicit its customers, clients or employees during the term of the Employment Agreement and for a period of two years following the termination of Ms. Walton’s employment under the Employment Agreement.

On November 1, 2005, the Company entered into one-year employment agreements with Jill M. Taymans, as the Company’s Chief Financial Officer and Vice President, and with Gerald F. Maass, the Company’s former Executive Vice President. Mr. Maass resigned from his position with the Company on March 29, 2007.

Under Ms. Taymans’ Employment Agreement, the one-year term will be automatically extended for additional one-year periods unless, at least 60 days prior to the end of the then-current term, either party notifies the other in writing of its intent not to renew the agreement. Ms. Taymans’ Employment Agreement provides that Ms. Taymans will receive a base salary of $155,343 for the initial one-year term of the agreement. At all times during the term of her Employment Agreement (as the same may be extended), Ms. Taymans will be eligible for discretionary merit increases and base salary adjustments, in addition to discretionary annual bonuses awarded at the discretion of the compensation committee of the Company’s board of directors. Ms. Tayman’s Employment Agreement provides that she will be eligible for long-term incentive awards provided to the Company’s senior executives generally, on terms finally determined by the compensation committee of the Company’s board of directors.

In the event of a termination of employment of Ms. Taymans upon or within one year of a Change in Control (as defined in the Employment Agreements), or prior to the Change in Control if the termination was related to the Change in Control, if the termination was by the Company without cause or was by Ms. Taymans due to being requested to accept without cause a demotion or relocation, Ms. Taymans will be entitled to receive the following: (i) all earned compensation through the date of termination (or, if greater, on the date immediately preceding a Change in Control); and (ii) 12 months of base salary as in effect on the termination date (or, if greater, base salary in effect immediately prior to the Change in Control).

Under her Employment Agreement, the Company will also provide Ms. Taymans with certain other benefits, including continued participation in all applicable Company benefit plans and payment of reasonable business expenses.

In her Employment Agreement, Ms. Taymans agreed not to compete with the Company or solicit its customers, clients or employees during the term of her Employment Agreement and for a 12-month period following her termination of employment under the agreement.

Under his Employment Agreement, Mr. Maass received a base salary of $164,074 per year, and was eligible for discretionary merit increases and base salary adjustments, in addition to discretionary annual bonuses awarded at the discretion of the compensation committee of the Company’s board of directors. The other terms and conditions of Mr. Maass’ Employment Agreement were substantially identical to those contained in Ms. Taymans’ Employment Agreement.

CERTAIN TRANSACTIONS

On June 4, 2007, the Company and Andrew J. Filipowski, the Andrew J. Filipowski Revocable Trust and Matthew G. Roszak, all of whom are shareholders of the Company, entered into an Agreement. Among other things, the Agreement provides that the Company’s Board of Directors will nominate Mr. Filipowski for election as a director of the Company at the Company’s 2007 annual meeting of stockholders. Such shareholders agreed to vote its shares in favor of management’s slate of directors at the 2007 annual meeting. Such shareholders also agreed not to solicit proxies or take certain other actions through the date of the 2008 annual meeting. Mr. Filipowski is one of these shareholders and is also a party to the Agreement in his individual capacity. For more information relating to these shareholders, see “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement and the most recent Schedule 13D/A filed by such shareholders with the SEC on January 9, 2007.

On February 9, 1999, the Company’s revenue sharing agreement with two individual investors relating to the State of Arizona (the “Arizona Agreement”) was modified and replaced by a new revenue sharing agreement relating to the State of Florida (the “Florida Revenue Sharing Agreement”). Under the terms of the Florida Revenue Sharing Agreement, the Company was to receive an aggregate one-time up-front payment of $1,000,000 from the individual investors. The individual investors received a credit from the Company of $450,000 toward the $1,000,000 up-front payment as a result of payments previously made by the investors to the Company pursuant to the Arizona Agreement. The Florida Revenue Sharing Agreement entitles the investors to an ongoing fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Florida, up to a maximum of 33,000 storage spaces. The Company applied all of its payment obligations under the Florida Revenue Sharing Agreement toward the $550,000 balance owed by the investors until such amount was paid in full during the second quarter of fiscal 2004. Thereafter, payments under the Florida Revenue Sharing Agreement were made to the investors as required thereunder. The Company made aggregate payments to the investors of $281,161 in fiscal 2005 and $329,005 in fiscal 2006. One of the investors in the Florida Revenue Sharing Agreement is Charles Nyberg, who became a director of the Company in August 2001 and resigned from this position in December 2004.

On May 31, 2001 the Company entered into a revenue sharing agreement with Red Rock Partners, a partnership (“Red Rock”), entitling Red Rock to an on-going fixed percentage of the net storage revenue earned by the Company from specimens originating within the State of Texas, up to a maximum of 33,000 storage spaces (the “Texas Revenue Sharing Agreement”). Under the terms of the Texas Revenue Sharing Agreement, Red Rock paid the Company an aggregate one-time up-front payment of $750,000. The Company made total payments to Red Rock of $139,116 and $115,453 for fiscal years 2006 and 2005, respectively. One of the partners in Red Rock is Charles Nyberg, who became a director of the Company in August 2001 and resigned from this position in December 2004.

In October 2001, the Company sold 90% of Safti-Cell, Inc. (“Safti-Cell”), a then-inactive subsidiary of the Company, to Red Rock Partners, an Arizona general partnership. Mr. Charles Nyberg, a former member of the Board of Directors of the Company, owns a significant interest in Red Rock Partners; however, the sale took place prior to the time that Mr. Nyberg became a member of the Company’s Board of Directors. Subsequent to the end of fiscal 2004, Mr. Nyberg resigned from the Company’s Board of Directors. In October 2001, the Company and Safti-Cell entered into a twenty-year storage agreement under which the Company pays an annual fee to Safti-Cell for each specimen stored by Safti-Cell in its Arizona facility for the Company’s customers. In October 2002, Safti-Cell brought the facility into service, and the Company began providing dual storage service to its customers. The Company paid total fees to Safti-Cell of $324,260 and $325,121 in fiscal 2006 and 2005, respectively.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

The board of directors has appointed Grant Thornton LLP to perform the audit of the Company’s financial statements for the year ending November 30, 2007, subject to ratification by the Company’s stockholders at the annual meeting. Grant Thornton LLP has been the Company’s auditor since June 30, 2003. Representatives of Grant Thornton will be available telephonically at the annual meeting to respond to questions and make a statement if they desire to do so.

If the selection of Grant Thornton LLP is not ratified at or prior to the annual meeting of stockholders, such firm shall decline to act, or otherwise become incapable of acting, as the Company’s independent auditors and the board of directors will appoint other independent registered public accountants whose engagement for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE INDEPENDENT AUDITORS.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL RELATING TO

STOCKHOLDER NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

The Company has received a stockholder proposal from Mr. David Portnoy (“Proponent”). The Proponent has requested that the Company include the following proposal and supporting statement in its Proxy Statement for the 2007 Annual Meeting of Stockholders, and, if properly presented, this proposal will be voted on at the meeting. The Company will provide the address and the number of shares beneficially owned by the Proponent upon the oral or written request of any stockholder. The stockholder proposal is quoted verbatim below.

Management of the Company does not support the adoption of the resolution proposed below and asks stockholders to consider management’s response, which follows the stockholder proposal.

Recommendation of our Board

Our Board recommends a vote AGAINST Proposal No. 3.

Vote Required

The Company believes that approval of this stockholder proposal requires the affirmative vote of a majority of the shares cast on the proposal at the annual meeting.

STOCKHOLDER PROPOSAL

WHEREAS, Cryo-Cell International, Inc., a Delaware corporation (the “Company”) has consistently approved, through its board of directors (the “Board”), what Proponent believes to be excessive management compensation after less than satisfactory financial results;

The Board amended the Company’s bylaws without shareholder approval on December 18, 2006 (the “Amendments”);

The Amendments set significant hurdles for shareholders to bring business or nominate directors before the Company’s annual meetings;

The Amendments considerably increase the percentage of shareholders required to call a Company’s special meeting of shareholders;

The Amendments burden shareholders’ ability to act by written consent in lieu of a meeting;

The Amendments dramatically raise the percentage of shareholders required to amend certain provisions of the Company’s bylaws;

The restricted ability of shareholders to act in what they perceive to be their best interests may significantly limit the value of the common stock of the Company;

The Securities and Exchange Commission released Proposed Rule 14a-11 (the “Proposed Rule”), providing a right of access to the Company’s proxy statement and form of proxy to a person or persons nominated by shareholders for election to the Board; and

Adopting substantially equivalent provisions to those set forth in the Proposed Rule (the “Proposal”) would increase the shareholders’ ability to nominate and hold directors accountable, thereby benefiting the Company.

RESOLVED, that the shareholders of the Company recommend the adoption of the Proposal. The Proposal would allow a shareholder or group of shareholders that have held continuously for at least two years, more than five percent of the Company’s securities that are eligible to vote for the election of directors at an annual or special meeting of shareholders, to include within the Company’s proxy statement and form of proxy, one nominee if the Board members is eight or fewer, two nominees if the Board members is greater than eight and less than twenty, or three nominees if the Board members are twenty or more.

SUPPORTING STATEMENT OF PROPONENT

The decision to adopt the Proposal would allow shareholders to exercise their rights and obligations as owners of the Company. The opportunity of shareholders who are not part of the incumbent management team to nominate and elect directors is limited, because of the expenses related to a proxy contest. In a significant number of cases, the proxy-contest expenses incurred could exceed any potential benefits gained, thereby deterring shareholders’ involvement in the proxy process. Furthermore, the Amendments enacted by the Board placed substantive and procedural barriers that increased the complexity and decreased the feasibility of shareholders nominations to the Board. Voting in favor of the Proposal hereby submitted, however, would permit a more effective shareholder role in the nomination and election of directors, thereby making the Board more responsive to shareholders’ interests.

MANAGEMENT STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

The Board recommends a vote against this stockholder proposal. The proposal recommends to the Board that the Company adopt certain rules relating to stockholder nominations of directors that are substantially equivalent to Rule 14a-11, which was proposed by the SEC in 2003. If the proposal were approved at the annual meeting, the proposal would not require the Company to adopt such rules. Instead, the Board would consider if the rules recommended by this proposal were in the best interests of the Company and its stockholders. If this proposal were approved and the Board chose to adopt the suggested rules, the Company would be required to include, in its proxy statements for future annual meetings, information regarding a stockholder nominee put forth by certain qualifying stockholders or groups of stockholders.

Management believes that permitting groups of stockholders to make direct nominations to the Board is not in the best interests of the Company or its stockholders for four important reasons:

•	Our stockholders may already recommend candidates to our Board;

•	The proposal could lead to the election of special interest directors;

•	The proposal could lead to divisive proxy contests, which would needlessly waste corporate resources and likely discourage qualified directors from serving on our Board; and

•

The SEC and its rulemaking process are the more appropriate forum for establishing changes in director nomination processes applicable to public companies, and lack of a uniform rule could place the Company at a competitive disadvantage.

First, we believe this proposal is not necessary because our stockholders already have the opportunity for significant input in the director nomination and election process, which fact is evidenced by the Proponent’s current nomination of a slate of directors and related proxy contest. As discussed on pages 7 and 8 of this Proxy Statement, under the caption “Board of Directors and Its Committees—Governance Committee and Nominating Process,” our stockholders may submit their recommendations for director candidates directly to our governance committee. In addition, our Amended and Restated Bylaws currently permit stockholders to nominate directors for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees, which the Proponent has done.

Second, permitting certain stockholders to nominate director candidates in our proxy materials could lead to the election of “special interest directors” who primarily represent and are answerable to the interests of the stockholders who nominated them, and not the interests of all Company stockholders.

Third, altering the director nomination process by making it easier for there to be more nominees than there are board seats would likely turn such director elections into divisive proxy contests. We believe that this would be tremendously disruptive, require expenditure of significant Company resources that would be better spent on our business, and generally discourage otherwise qualified and valuable directors and candidates from serving on our Board. Moreover, for stockholders or groups of stockholders that would be entitled to make nominations under the proposal, there would be little incentive not to wage such contests since related costs would be borne by all Company stockholders.

Finally, the SEC has stated that it is carefully considering shareholder access issues in public companies to ensure that “there is one clear rule to protect investors’ interests.” In general, we believe that the broader issue of proxy access should be resolved by the SEC, which is more qualified to establish rules relating to proxy access than a small group of stockholders. Furthermore, it is also possible that if it is required to bear divisive proxy contests, and its competitors are not, the Company could be placed at a competitive disadvantage in terms of resources, management time and attention, ability to attract directors, and general reputation.

For the reasons described above, the Board recommends a vote AGAINST this proposal.

OTHER BUSINESS

Management does not know of any other business to be acted upon at the annual meeting, and, as far as is known to management, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, if any other business properly should come before the meeting, it is intended that the proxies will vote on any such matters in accordance with the judgment of the persons voting such proxies.

2008 ANNUAL MEETING STOCKHOLDER PROPOSALS

Pursuant to the Company’s bylaws, at an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors; (b) otherwise properly brought before the meeting by or at the direction of the board of directors; (c) in the case of a nomination for director, properly brought in accordance with the procedures described below; or (d) otherwise properly brought before the meeting by a stockholder entitled to vote at such meeting. For business other than a nomination for director to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice to the Secretary of the Company so as to be received at the principal executive offices of the Company no more than 90 days and no less than 60 days before the first anniversary date on which the Company mailed its proxy materials for the preceding year’s annual meeting, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice must be so received a reasonable time before the solicitation is made. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting:

•	a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting

•	the name and address of the stockholder proposing such business

•	the class and number of shares of the Company which are beneficially owned by the stockholder

•	any material interest of the stockholder in such business, and

•

such other information regarding such business as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the matter been proposed by the board of directors.

While the Company’s bylaws technically require that the annual meeting of stockholders be held within six months after the close of the Company’s fiscal year, which is by May 31 of the following calendar year, the Company has held the annual meeting of stockholders in June every year since 1998, other than 2003, when it was held in August. Consistent with past practice, the 2007 annual meeting of stockholders was originally scheduled for June 28, 2007, until circumstances surrounding the preparation of the Company’s proxy statement caused the Board to reschedule the meeting for July 16, 2007. Going forward, the Board of Directors will consider whether to formally amend the Company’s bylaws to remove this provision or to hold the annual meeting of stockholders before the end of May. If the Board determines to amend the Company’s bylaws to remove this requirement, the Company anticipates that the 2008 annual meeting will be held on or about June 25, 2008. Consequently, stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials to be presented at the Company’s 2008 annual meeting of stockholders must submit the proposal to the Company at its executive offices no later than February 8, 2008. If the Board determines not to amend the Company’s bylaws to remove this requirement, the Company anticipates that it will hold the 2008 annual meeting of stockholders before May 31, 2008, and the Company will further notify stockholders of the date when proposals intended to be presented at the Company’s 2008 annual meeting of stockholders must be received at the Company’s executive offices to be included in next year’s proxy statement. Stockholders who intend to present a proposal at the 2008 annual meeting of stockholders without including such proposal in the Company’s proxy statement are required to provide notice of such proposal to the Company in accordance with the advance notice procedures for stockholder proposals set forth in the Company’s bylaws as described above.

CRYO-CELL INTERNATIONAL, INC.

Oldsmar, Florida

June 8, 2007

PROXY

CRYO-CELL INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS – JULY 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated June 8, 2007, revoking any proxy previously given, hereby appoint(s) Mercedes Walton and Jill Taymans as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Cryo-Cell International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. Eastern time on Monday, July 16, 2007, at the Hilton Garden Inn, 4052 Tampa Road, Oldsmar, Florida 34677, and at any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2 AND “AGAINST” PROPOSAL 3, AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.

(Continued and to be voted on reverse side.)

CRYO-CELL INTERNATIONAL, INC. OFFERS SHAREHOLDERS OF

RECORD THREE WAYS TO VOTE YOUR PROXY

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING

This method is available for residents of the U.S. and Canada. On a touch tone telephone, call TOLL FREE 1-800-786-5337. You will be asked to enter ONLY the CONTROL NUMBER shown below. Have your proxy card ready, then follow the pre-recorded instructions. Available until 11:59 p.m. Eastern Time on Sunday, July 15, 2007.

INTERNET VOTING

                Visit the Internet website at http://proxy.georgeson.com. Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen. Available until

11:59 p.m. Eastern Time on Sunday, July 15, 2007.

VOTING BY MAIL

Simply complete, sign and date your Proxy Card and return it in the postage-paid envelope. If you are delivering your proxy by telephone or the Internet, please do not mail your Proxy Card.

COMPANY NUMBER                                         CONTROL NUMBER

                                Ú

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND 2 AND “AGAINST” PROPOSAL 3.

FOR AGAINST ABSTAIN
1. Election of Directors:	01 Mercedes Walton 02 Gaby W.Goubran 03 Scott Christian	04 Jagdish Sheth 05 Anthony P. Finch 06 Andrew J. Filipowski	2. Proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accountants of the Company and its subsidiaries for the year ending November 30, 2007.
	FOR all nominees, listed above (except as specified below).	WITHHOLD AUTHORITY to vote for all nominees listed above.

			3. Stockholder proposal urging the Board of Directors to adopt procedures permitting certain stockholder nominations for election to the Board.	FOR AGAINST ABSTAIN

4. Upon such other matters as may properly come before the meeting.

INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE SPACE PROVIDED:	It is important that each stockholder complete, date, sign, and mail this Proxy as soon as possible. Your vote is important!

Date , 2007

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE DATE AND SIGN name(s) exactly as shown on this proxy card. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE DO NOT FORGET TO DATE THIS PROXY.